Exhibit 99.2
Third Supplementary Bidder’s Statement for the Offer by Magellan Petroleum Corporation (ARBN 117 452 454) to acquire all the Shares it does not already own in Magellan Petroleum Australia Limited (ACN 009 728 581) — 9 March 2006

LETTER FROM THE CHAIRMAN OF MAGELLAN PETROLEUM CORPORATION
Dear MPAL Shareholder,
“Important Developments in the Offer"
1. Intention to Waive 90% Minimum Acceptance Condition
Yesterday, on 8 March 2006, Magellan announced that, irrespective of any other rights under the Offer, it will waive the 90% minimum acceptance condition upon Magellan receiving acceptances taking its relevant interest in MPAL to 80%.
On 3 March 2006, MPAL’s independent directors, in MPAL’s third supplementary target’s statement, said that MPAL Shareholders who have a short term investment horizon and who seek liquidity may wish to accept the revised Offer and specify Magellan Shares as the consideration, as Magellan Shares are more liquid than MPAL Shares.
Our view is that given the statements made by MPAL’s independent directors and Magellan’s decision to waive the 90% minimum acceptance condition upon receiving acceptances which take Magellan’s interest to 80%, we would encourage MPAL shareholders to avoid delay in accepting Magellan’s Final Offer.
2. Acceptance Levels
As at time of lodgement of this Statement on 9 March 2006, Magellan’s relevant interest in MPAL was 66.2%. MPAL’s largest minority holder group, being entities associated with Origin Energy Limited, have accepted the Offer.
Acceptances to-date have totaled 5,182,879 Shares.
In total to-date, acceptances have been received from over 200 individual registered holders of MPAL shares.
3. Fast-tracking of Payments
Once Magellan is able to declare the Offer free of conditions, accepting shareholders will be paid promptly.
Payments will be made approximately 5 business days after the date the Offer becomes unconditional to those MPAL Shareholders who have validly accepted by that date, or approximately 10 business days after valid acceptance received to those MPAL Shareholders who accept after that date and before the Offer close date.
4. Value of Benchmark Offer Consideration
Magellan Shares are trading at a price which presents an attractive Offer premium to the present market value of MPAL. At Magellan’s volume weighted average price of US$1.94* from 23 December 2005 to 8 March 2006, at the prevailing exchange rate and Offer ratio, the Benchmark Offer Consideration was valued at A$2.08 per MPAL Share. This is a 44% premium to MPAL’s closing price of A$1.445 on 9 March 2006.
* Source Bloomberg. Magellan’s closing price on 8 March 2006 was US$1.77. Magellan Shares have traded in the range of US$1.61 to US$2.32 in the period from 23 December 2005 to 8 March 2006.

5. Extension of Offer Period
To provide MPAL Shareholders with extra time to send in their acceptances, Magellan has extended its Offer closing date by fourteen days. It is important that you send your Acceptance Form in sufficient time to reach Magellan’s share registry by 24 March 2006, the Conditions Notice date for the Offer.
Shareholders can use Acceptance Forms which were sent with the Original Offer in December 2005, or the replacement Forms which were mailed to Shareholders on 24 February 2006. If MPAL Shareholders have any questions in relation to the Offer, they should call the information line on 1300 551 398 if calling within Australia or +61 3 9415 4303 if calling from outside Australia.

Yours sincerely
/s/ Walter McCann
Walter McCann
Chairman

This document is a supplementary bidder’s statement, dated 9 March 2006, given pursuant to Division 4 of Part 6.5 of the Corporations Act 2001 in compliance with the requirements of Section 645 of the Corporations Act.
It is the Third Supplementary Bidder’s Statement (“Third Supplementary Bidder’s Statement") prepared by Magellan Petroleum Corporation (“Magellan”) in relation to the Offer from Magellan to acquire all the ordinary shares it does not already own in Magellan Petroleum Australia Limited (“MPAL”) contained in Appendix A of Magellan’s Bidder’s Statement dated 29 November 2005 (“Original Bidder’s Statement”).
This Third Supplementary Bidder’s Statement supplements, and should be read together with, the Original Bidder’s Statement, the first Supplementary Bidder’s Statement dated 24 January 2006 and the Second Supplementary Bidder’s Statement dated 24 February 2006.
Defined terms used in this Third Supplementary Bidder’s Statement are capitalised and have the meaning given to them in Section 12 of the Original Bidder’s Statement.
This Third Supplementary Bidder’s Statement will prevail to the extent of any inconsistency with the Original Bidder’s Statement, the first Supplementary Bidder’s Statement and the Second Supplementary Bidder’s Statement.
ASIC CLASS ORDER 01/1543
As permitted by Class Order 01/1543, this Third Supplementary Bidder’s Statement contains statements which are made, or based on statements made, in documents lodged with ASIC or ASX. The Class Order permits certain statements to be included in this Third Supplementary Bidder’s Statement without the consent of the person to whom the statement was attributed where the statement was made in a document lodged with ASIC or ASX.
Pursuant to the Class Order, Magellan will make available a copy of the following documents (or extracts from those documents), free of charge to MPAL Shareholders who request it during the Offer Period: MPAL’s Target Statement, MPAL’s First Supplementary Target’s Statement, MPAL’s Second Supplementary Target’s Statement and MPAL’s Third Supplementary Target’s Statement.
WORKING CAPITAL
Magellan’s directors believe that Magellan has enough working capital to carry out its objectives stated in its Original Bidder’s Statement as supplemented by the First Supplementary Bidder’s Statement dated 24 January 2006, the Second Supplementary Bidder’s Statement dated 9 February 2006 and this Third Supplementary Bidder’s Statement.
Magellan has not raised any capital for the 3 months before the date of issue of the Original Bidder’s Statement, the Supplementary Bidder’s Statement, the Second Supplementary Bidder’s Statement and this Third Supplementary Bidder’s Statement and will not need to raise any capital for 3 months after the date of issue of those Bidder’s Statements.
SECTION 650D NOTICE
Magellan hereby gives notice under Section 650D of the Corporations Act that it varies the Offer contained in Appendix A of the Original Bidder’s Statement by extending the period during which the Offer will remain open by a further fourteen days so that the Offer will now close at 7.00pm (Sydney time) on 31 March 2006. Accordingly, the Original Bidder’s Statement is hereby amended by replacing all references to “17 March 2006” in the Offer (which were inserted into the Offer by the second Supplementary Bidder’s Statement) with references to “31 March 2006”.
In accordance with section 650E of the Corporations Act, as this extension of the Offer results in a total extension of the Offer by more than 1 month, those MPAL Shareholders who have validly accepted the Offer on or before the date of this Notice may withdraw their acceptance by giving notice to Magellan (“Withdrawal Notice”) within 1 month beginning on the day after the day on which they received this Notice (“Withdrawal Period”).
MPAL Shareholders who withdraw their acceptance must return any Offer Consideration received for accepting the Offer. A Withdrawal Notice by a MPAL Shareholder withdrawing acceptance under section 650E of the Corporations Act must:
•	if their securities are in a CHESS Holding:
•	be in the form of a Valid Originating Message transmitted to ASTC by the Controlling Participant for that CHESS Holding in accordance with Rule 14.16.1 of the ASTC Settlement Rules; or

•	be in the form of a notice to Magellan setting out the information that Magellan requires to enable it to transmit a Valid Message to ASTC on behalf of the MPAL Shareholder in accordance with Rule 14.16.5 of the ASTC Settlement Rules; and
•	in any other case, be in writing to Magellan.

If a MPAL Shareholder is legally entitled to give, and does in fact give, a Withdrawal Notice (within the Withdrawal Period, Magellan will before the end of 14 days after the day it is given the Withdrawal Notice:
•	return to the MPAL Shareholder any documents that were sent by the MPAL Shareholder to Magellan with acceptance of the Offer; and

•	if the MPAL Shareholder’s securities are in a CHESS Holding, Transmit to ASTC a Valid Message that authorises the release of the relevant securities from the Offer Accepted Subposition in which the securities have been reserved in accordance with Rule 14.16.3 or 14.16.5 of the ASTC Settlement Rules (as appropriate).
     (Words defined in the ASTC Settlement Rules have the same meaning when used in this section, unless the context requires otherwise).
APPROVAL OF THIRD SUPPLEMENTARY BIDDER’S STATEMENT AND SECTION 650D NOTICE
This Third Supplementary Bidder’s Statement and the notice pursuant to Section 650D of the Corporations Act herein are each dated 9 March 2006, and have each been approved by unanimous resolutions passed by all of the Directors.
Signed for and on behalf of Magellan Petroleum Corporation

/s/ Walter J. McCann	/s/ Donald V. Basso

Walter J. McCann Chairman	Donald V. Basso Director

/s/ Timothy L. Largay	/s/ Ronald P. Pettirossi

Timothy L. Largay Director	Ronald P. Pettirossi Director
A copy of this Third Supplementary Bidder’s Statement and the notice pursuant to Section 650D of the Corporations Act herein were lodged with ASIC and sent to MPAL on 9 March 2006. Neither ASIC nor any of its officers takes any responsibility as to the contents of this Third Supplementary Bidder’s Statement or the notice pursuant to Section 650D of the Corporations Act herein. The fact that ASX may admit Magellan to its official list is not to be taken in any way as an indication of Magellan’s merits.

This document contains important information and requires your immediate attention. If you are in any doubt as to how to deal with this document, you should consult your broker or your legal, financial or other professional adviser as soon as possible. If you have any queries about this document, the Offer or how to accept the Offer, or require a copy of any of the above documents, please call the shareholder information line on 1300 551 398 (within Australia) or +61 3 9415 4303 (outside Australia). In accordance with legal requirements, calls to these numbers will be recorded.